Annex A

The Gladstone Companies, Inc.

The name and principal occupation of each of the directors and executive officers of The Gladstone Companies, Inc. are listed below.

Name	Principal Occupation

David Gladstone	Founder, Chief Executive Officer and Chairman of the Board of the Issuer, GLAD, GAIN, Gladstone Commercial Corporation (“GOOD”) and Gladstone Land Corporation (“LAND”). Founder, Chief Executive Officer and Chairman of the Board of GMC. Member of the Board of Managers of Gladstone Administration, LLC.

Michael LiCalsi	General Counsel and Secretary for the Issuer, GLAD, GAIN, GOOD, LAND and GMC; President of Gladstone Administration, LLC; Managing Principal and Chief Legal Officer of Gladstone Securities LLC.

Michael Malesardi	Chief Financial Officer and Treasurer of the Issuer and GMC.

Laura Gladstone	Member of the Board of Directors and Managing Director of GMC. Member of the Board of Managers of Gladstone Administration, LLC.

The Gladstone Companies, Ltd.

The name and principal occupation of each of the directors and executive officers of The Gladstone Companies, Ltd. are listed below.

Name	Principal Occupation

David Gladstone	Founder, Chief Executive Officer and Chairman of the Board of the Issuer, GLAD, GAIN, GOOD and LAND. Founder, Chief Executive Officer and Chairman of the Board of GMC. Member of the Board of Managers of Gladstone Administration, LLC.

Michael LiCalsi	General Counsel and Secretary for the Issuer, GLAD, GAIN, GOOD, LAND and GMC; President of Gladstone Administration, LLC; Managing Principal and Chief Legal Officer of Gladstone Securities LLC.

Michael Malesardi	Chief Financial Officer and Treasurer of the Issuer and GMC.

Laura Gladstone	Member of the Board of Directors and Managing Director of GMC. Member of the Board of Managers of Gladstone Administration, LLC

Lorna Gladstone	Retired

Kent Gladstone	Retired

Gladstone Management Corporation

The name and principal occupation of each of the directors, executive officers and investment committee members of GMC are listed below.

Name	Principal Occupation

David Gladstone	Founder, Chief Executive Officer and Chairman of the Board of the Issuer, GLAD, GAIN, GOOD and LAND. Founder, Chief Executive Officer and Chairman of the Board of GMC. Member of the Board of Managers of Gladstone Administration, LLC.

Michael LiCalsi	General Counsel and Secretary for the Issuer, GLAD, GAIN, GOOD, LAND and GMC; President of Gladstone Administration, LLC; Managing Principal and Chief Legal Officer of Gladstone Securities LLC.

Michael Malesardi	Chief Financial Officer and Treasurer of the Issuer and GMC.

Laura Gladstone	Member of the Board of Directors and Managing Director of GMC. Member of the Board of Managers of Gladstone Administration, LLC.

John Sateri	President of GALT

David Dullum	President of GAIN

Robert Marcotte	President of GLAD

Gladstone Capital Corporation

The name and principal occupation of each of the directors and executive officers of Gladstone Capital Corporation are listed below.

Name	Principal Occupation

David Gladstone	Founder, Chief Executive Officer and Chairman of the Board of the Issuer, GLAD, GAIN, GOOD and LAND. Founder, Chief Executive Officer and Chairman of the Board of GMC. Member of the Board of Managers of Gladstone Administration, LLC.

Paula Novara	Head of Human Resources, Facilities & Office Management and IT at the Issuer, GLAD, GAIN, GOOD and LAND.

Paul W. Adelgren	Retired.[1]

Michela A. English	Director on multiple non-profit boards.

Katharine C. Gorka	President of Threat Knowledge Group and the chair of the Fairfax County Republican Party.

John H. Outland	Private investor

Anthony W. Parker	Founder and former Chairman of the Board of Parker Tide Corp.

Walter H. Wilkinson Jr.	Retired

Michael LiCalsi	General Counsel and Secretary for the Issuer, GLAD, GAIN, GOOD, LAND and GMC; President of Gladstone Administration, LLC; Managing Principal and Chief Legal Officer of Gladstone Securities LLC.

Robert L. Marcotte	President of GLAD

Nicole Schaltenbrand	Chief Financial Officer and Treasurer of GLAD

[1]	Mr. Adelgren has resigned from the Board of Directors effective as of December 15, 2024.

Gladstone Investment Corporation

The name and principal occupation of each of the directors and executive officers of Gladstone Investment Corporation are listed below.

Name	Principal Occupation

David Gladstone	Founder, Chief Executive Officer and Chairman of the Board of the Issuer, GLAD, GAIN, GOOD and LAND. Founder, Chief Executive Officer and Chairman of the Board of GMC. Member of the Board of Managers of Gladstone Administration, LLC.

Paula Novara	Head of Human Resources, Facilities & Office Management and IT at the Issuer, GLAD, GAIN, GOOD and LAND.

Paul W. Adelgren	Retired.[2]

Michela A. English	Director on multiple non-profit boards.

Katharine C. Gorka	President of Threat Knowledge Group and the chair of the Fairfax County Republican Party.

John H. Outland	Private investor

Anthony W. Parker	Founder and former Chairman of the Board of Parker Tide Corp.

Walter H. Wilkinson Jr.	Retired

Michael LiCalsi	General Counsel and Secretary for the Issuer, GLAD, GAIN, GOOD, LAND and GMC; President of Gladstone Administration, LLC; Managing Principal and Chief Legal Officer of Gladstone Securities LLC.

David Dullum	President of GAIN

Taylor Ritchie	Chief Financial Officer and Treasurer of GAIN

[2]	Mr. Adelgren has resigned from the Board of Directors effective as of December 15, 2024.

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby confirm the agreement by and among them to the joint filing on behalf of them of the Statement on Schedule 13D, and any and all further amendments thereto, with respect to the securities of Gladstone Alternative Income Fund, and that this Agreement be included as an Exhibit to such filing. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of December 12, 2024.

The Gladstone Companies, Inc.

By:	/s/ David Gladstone
Name: David Gladstone
Title: Chief Executive Officer

The Gladstone Companies, Ltd.

By:	/s/ David Gladstone
Name: David Gladstone
Title: Chief Executive Officer

Gladstone Capital Corporation

By:	/s/ David Gladstone
Name: David Gladstone
Title: Chief Executive Officer

Gladstone Investment Corporation

By:	/s/ David Gladstone
Name: David Gladstone
Title: Chief Executive Officer

Gladstone Management Corporation

By:	/s/ David Gladstone
Name: David Gladstone
Title: Chief Executive Officer

/s/ David Gladstone
Name: David Gladstone